EXHIBIT 5.1

May 6, 2026

Lesaka Technologies, Inc.

President Place, 4th Floor

Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

Re: Lesaka Technologies, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering an aggregate of 3,300,000 shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of Lesaka Technologies, Inc., a Florida corporation (the "Company"), consisting of an additional 3,000,000 shares of Common Stock authorized for issuance under the Amended and Restated 2022 Stock Incentive Plan, as amended (the "Plan"), plus 300,000 shares of Common Stock that may become available for issuance pursuant to the share counting and share recycling provisions of the Plan.

We have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments, documents and records which we have deemed relevant and necessary for the purposes of the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, we advise you that, in our opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than law of the Florida Business Corporation Act.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott Will & Schulte LLP